Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES THIRD QUARTER
FISCAL 2018 EARNINGS OF $4.6 MILLION

•	Quarter-to-date and year-to-date EPS of $0.32 and $0.99, up 33.3% and 19.3% from 2017, respectively

•	Quarterly net interest margin up 38 basis points to 3.98%

•	Quarterly noninterest income up 12.6%

•	Nonperforming assets at 0.11% of total assets

•	Merger process with CenterState Bank Corporation on track

West Point, Georgia, July 26, 2018 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $4.6 million for the quarter ended June 30, 2018, or $0.32 and $0.30 per basic and diluted share, respectively, compared with net income of $3.5 million, or $0.24 and $0.23 per basic and diluted share, respectively, for the quarter ended June 30, 2017.
Net income for the current-year quarter increased $1.1 million from the prior-year quarter. The increase was attributable to an increase of $2.9 million, or 23.6%, in loans receivable income due largely to the Company's September 2017 acquisition of Resurgens Bancorp ("Resurgens") and the associated increase in loan balances. The interest income increase was offset in part by a $2.2 million increase in noninterest expense, which was tied to increased ongoing operational costs as a result of the Resurgens acquisition and nonrecurring merger-related costs from the Company's pending merger with CenterState Bank Corporation ("CenterState").
"We are pleased with another strong quarter," said Chairman and CEO Robert L. Johnson. "Over the last few years we've stacked quarterly improvements in net interest margin, earnings per share, and asset quality, and these trends drive value."
Net income for the nine months ended June 30, 2018 was $14.3 million, or $0.99 and $0.94 per basic and diluted share, respectively, compared with net income of $11.9 million, or $0.83 and $0.78 per basic and diluted share, respectively, for the same period in 2017. The increase was largely a result of increased interest income as a result of the Resurgens acquisition, offset in part by a discrete tax expense from a reduction of the Company's net deferred tax assets of $1.5 million as a result of the Tax Cuts and Jobs Act of 2017, enacted on December 22, 2017 (the "Tax Act"). The Company's year-to-date annualized return on equity as of June 30, 2018 was 8.65%, as compared to 6.89% for the last full fiscal year, while the Company's annualized return on tangible equity (a non-GAAP measure which excludes the average balance of intangible assets from average equity) was 10.73%, as compared to 8.18% for the fiscal year ended September 30, 2017.

Exhibit 99.1

Merger agreement with CenterState Bank Corporation
As previously announced on April 24, 2018, the Company and CenterState signed a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which the Company will merge with and into CenterState (the "Merger"), while the Company's bank subsidiary, CharterBank (the "Bank"), will merge with and into CenterState Bank, the wholly-owned bank subsidiary of CenterState (the "Bank Merger"). Subject to the terms of the Merger Agreement, the Company's stockholders will receive 0.738 shares of CenterState common stock and $2.30 in cash consideration for each outstanding share of the Company's common stock. Lee Washam, President of the Company and the Bank, will join CenterState as Regional President for Georgia. Completion of the merger is subject to customary closing conditions, including regulatory approval and approval of Charter's stockholders. The Company will hold a special meeting of stockholders on August 21, 2018, at 10:00 a.m. Eastern time to vote on the Merger Agreement.
Quarterly Operating Results
Quarterly earnings for the third quarter of fiscal 2018 compared with the third quarter of fiscal 2017 were positively impacted by:

•
An increase in loans receivable income of $2.9 million, or 23.6%, to $15.2 million for the 2018 third quarter, compared with $12.3 million for the same quarter in 2017, as a result of the Resurgens acquisition, as well as additional accretion of $296,000 due to the renewal of a loan acquired from Community Bank of the South ("CBS").

•	An increase in bankcard fee income of $247,000, or 17.1%, due to the continued success of the Company's signature debit card marketing.

•	Interest on interest-bearing deposits in other financial institutions increased $376,000 due to increased cash balances and the Federal Reserve's rate increases.

•	A new quarterly incentive payment of $93,000 from the Company's bankcard vendor, included in other income.
Quarterly earnings for the third quarter of fiscal 2018 compared with the third quarter of fiscal 2017 were negatively impacted by:

•
Nonrecurring merger-related expenses from the pending CenterState merger of $844,000, largely consisting of legal and professional fees. Virtually no merger-related costs were recorded in the same period in 2017.

•
An increase in interest expense on deposits of $414,000, or 35.0%, due to higher balances as well as an increase of 12 basis points in the Company's cost of deposits due to higher-costing deposits from Resurgens assumed in September 2017 and higher interest rates driven by the Federal Reserve's rate increases pushing legacy deposit costs higher.

•	Salaries and employee benefits increased $519,000, or 7.9%, due to increased incentive compensation accruals as well as increased ongoing costs as a result of the Resurgens acquisition.
Financial Condition
Total assets decreased $14.3 million from September 30, 2017, to $1.6 billion at June 30, 2018, largely attributable to a $26.6 million, or 14.4%, decline in investment securities available for sale due to paydowns and payoffs. Net loans grew $2.2 million, or 0.2%, to $1.2 billion at June 30, 2018, due primarily to $2.9 million of growth in the Atlanta Metropolitan Statistical Area ("MSA"). Loans in the Atlanta MSA now account for 56% of the Company's gross loan balance.
Total deposits decreased $21.4 million to $1.3 billion during the nine months ended June 30, 2018, largely due to a decrease of $37.3 million in retail certificates of deposit. The decrease in CDs was offset in part by growth of $12.7 million in transaction accounts and $6.7 million in money market deposit accounts from September 30, 2017.
From September 30, 2017 to June 30, 2018, total stockholders' equity increased $10.2 million to $224.4 million due primarily to $14.3 million of net income, offset by a $2.0 million increase in accumulated other comprehensive loss and $3.5 million in dividends. Book value per share increased to $14.70 at June 30, 2018, from $14.17 at September 30, 2017, while tangible book value per share, a non-GAAP financial measure (see Reconciliation of Non-GAAP Measures for further information) increased to $11.92 from $11.33, both due to the Company's retention of earnings.
Net Interest Income and Net Interest Margin
Net interest income increased $2.8 million to $14.8 million for the third quarter of fiscal 2018, compared with $12.0 million for the prior-year period. Total interest income increased $3.3 million over the same period. These increases were attributable to increased loan balances and loans receivable interest income as a result of the Resurgens acquisition, as well as increased loan interest income from the higher market interest rates. Loans receivable interest income increased $2.9 million to $15.2 million during the current quarter from $12.3 million during the prior-year quarter. The Company also experienced an increase of $376,000 in interest income on interest-bearing deposits in other financial institutions during the current-year quarter due to higher balances and higher rates paid on overnight balances. Total interest expense increased $474,000 to $2.1 million for the current quarter, due to an 11 basis point increase in the average cost and a $97.9 million increase in the average balance of interest-bearing liabilities.

Exhibit 99.1

A portion of the rate increase was attributable to increased interest rates on money market accounts and certificates of deposit, while the remainder was tied to higher-costing deposits from the Resurgens acquisition.
"Our sturdy deposit base has added resilience to our liquidity and helped us grow net interest margin in a rising rate environment," Mr. Johnson added. "It provides significant flexibility in pricing and product offerings on deposits and loans, which allows us to remain competitive."
Net interest margin was 3.98% for the third quarter of fiscal 2018, compared to 3.60% for the third quarter of fiscal 2017. The impact of purchase accounting on the Company's net interest margin was 0.17% for the quarter ended June 30, 2018, compared to 0.05% for the quarter ended June 30, 2017, due to the aforementioned $296,000 of additional accretion during the current quarter. The increase in net interest margin was attributable to increased loan income, both from acquisitions and legacy loan growth, as well as increased yields on the Company's Federal Reserve deposits.
Net interest income for the nine months ended June 30, 2018, increased $7.9 million, or 22.1%, to $43.8 million, compared to $35.8 million for the prior-year period. Interest income increased $9.0 million, or 22.1%, to $49.8 million due to increased balances and higher yields on loans from the Resurgens acquisition and interest-bearing deposits in other financial institutions. Interest expense increased $1.1 million, or 22.3%, to $6.1 million due to higher deposit balances from the Resurgens acquisition and an increase in the average cost of deposits of eight basis points.
At June 30, 2018, the Company had $2.3 million of remaining loan discount accretion related to the CBS and Resurgens acquisitions, which will be accreted over the lives of the loans acquired.
Provision for Loan Losses
The Company recorded no provision for loan losses during the three months ended June 30, 2018, and a $350,000 negative provision during the nine months ended June 30, 2018, due to the continued positive credit quality trends of its loan portfolio and net recoveries of previously charged-off loans. No provision was recorded during the three months ended June 30, 2017, while a negative provision of $900,000 was recorded during the nine months ended June 30, 2017.
Noninterest Income and Expense
Noninterest income increased $585,000, or 12.6%, to $5.2 million in the fiscal 2018 third quarter compared to $4.6 million in the same period of 2017 as the Company's efforts to diversify its income streams continued to be effective. The increase was primarily due to a $373,000, or 10.9%, increase in deposit and bankcard fees. The Company's $1.7 million of bankcard fee income was its highest-ever quarterly total. There was also a $93,000 gain on incentive rebates from our debit card vendor.
Noninterest expense for the quarter ended June 30, 2018, increased $2.2 million to $13.3 million, compared with $11.1 million for the prior-year quarter, primarily due to increased ongoing operational costs as a result of the acquisition of Resurgens as well as $844,000 of acquisition costs from the pending CenterState merger. Salaries and employee benefits increased $519,000, or 7.9%, to $7.0 million during the current quarter, while occupancy and data processing increased $393,000 and $188,000, or 34.0% and 17.2%, over the prior-year quarter.
"Our noninterest income streams continue to perform well," Mr. Johnson continued. "Thanks again to our strong checking deposit base, we have grown reliable deposit service charges. Our bankcard fees are best in class. Brokerage fees, debit card vendor incentive rebates, and mortgage-related fees add to what make us an attractive, stable franchise."
Noninterest income for the nine months ended June 30, 2018, increased $1.4 million, or 10.0%, to $15.6 million, compared with $14.2 million for the prior-year period. The increase was largely due to an increase of $1.2 million, or 12.8%, in deposit and bankcard fees, $387,000 in incentive rebates from the Company's bankcard vendor, a nonrecurring $266,000 gain on the sale of assets available for sale, and a $145,000, or 16.4% increase in bank owned life insurance. These increases were offset in part by a $247,000 decrease in gains on the sale of investment securities for sale and a decrease in gains on sale of loans of $177,000 due to reduced activity. The Company also recorded a $250,000 recovery on loans previously covered in FDIC-assisted acquisitions during the prior year, while no such gain was recorded for the same period in the current fiscal year.
Noninterest expense for the nine months ended June 30, 2018 increased $5.7 million, or 17.9%, to $37.9 million compared with $32.1 million for the prior-year period. The increase was primarily attributable to increased ongoing operational costs from the Resurgens acquisition, as well as a combined $1.8 million of merger-related expenses from Resurgens and CenterState. Salaries and employee benefits, occupancy, and data processing increased $1.7 million, $880,000, and $677,000, respectively. The net benefit of operations of real estate owned also decreased $287,000 due to reduced sales activity as the Company's portfolio of other real estate has fallen to minimal levels. These increases were offset in part by a reduction of $221,000 in legal and professional fees.

Exhibit 99.1

Asset Quality
Nonperforming assets at June 30, 2018, were at 0.11% of total assets, an eight basis point decline from September 30, 2017. The decrease was primarily attributable to a $1.2 million, or 84.2%, decline in the balance of other real estate owned to $228,000 at June 30, 2018. Nonaccrual loans also declined $293,000 from September 30, 2017.
The allowance for loan losses was at 0.99% of total loans and 714.79% of nonperforming loans at June 30, 2018, compared to 0.96% and 649.13%, respectively, at September 30, 2017. Not included in the allowance at June 30, 2018, was $2.3 million in yield and credit discounts on the acquired loans from CBS and Resurgens. At June 30, 2018, the allowance for loan losses was 1.15% of legacy loans, compared to 1.22% at September 30, 2017. The Company recorded net loan recoveries of $386,000 and $768,000 in its allowance for loan losses for the three and nine months ended June 30, 2018, respectively, compared with net loan recoveries of $296,000 and $1.3 million for the same periods in the prior year.
Capital Management
From the first quarter of fiscal 2014 through the first quarter of fiscal 2017, the Company repurchased 8.1 million shares, or 35.6%, of its common stock, for $91.9 million. The Company repurchased no shares during the quarter ended June 30, 2018.
During the quarter ended June 30, 2018, the Company paid a $0.085 per share dividend, the seventh consecutive quarterly dividend increase. The Company's equity as a percent of total assets was 13.80% at June 30, 2018, as compared to 13.06% at September 30, 2017, while the Company's tangible common equity ratio, a non-GAAP measure (see Reconciliation of Non-GAAP Measures for further information), was 11.49% at June 30, 2018, up from 10.72% at September 30, 2017.
"We are proud of the CharterBank team. Their work to build balance sheet scale and stability with a customer- and community-driven focus has led to a profitable, attractive franchise," Mr. Johnson concluded.
About Charter Financial Corporation
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in Metro Atlanta, the I-85 corridor south to Auburn, Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “well-positioned,” “planned,” “intend,” “strive,” “probably,” “focused on,” “estimated,” “working on,” “continue to,” “seek,” "leverage," "building," and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an increase in borrowing to fund loans and investments; the changing exposure to credit risk; business disruption as a result of the Company's pending merger with CenterState; diversion of management's time on issues relating to the merger; the failure to complete the merger with CenterState on a timely basis or at all; fluctuations in CenterState's stock price prior to the completion of the merger; the reaction of our customers and employees to the merger; the potential inability to effectively manage the new businesses and lending teams that transitioned from Community Bank of the South and Resurgens Bank; the inability to properly leverage the expansion into the North Atlanta market; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; the uncertainty in global markets resulting from the new administration; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is

Exhibit 99.1

contained from time to time in the Company's filings with the Securities and Exchange Commission. The Company refers you to the section entitled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	June 30, 2018	September 30, 2017 (1)
Assets
Cash and amounts due from depository institutions	$20,328,705	$25,455,465
Interest-earning deposits in other financial institutions	150,570,173	126,882,924
Cash and cash equivalents	170,898,878	152,338,389
Loans held for sale, fair value of $1,998,594 and $1,998,988	1,965,657	1,961,185
Certificates of deposit held at other financial institutions	4,027,270	7,514,630
Investment securities available for sale	157,232,405	183,789,821
Federal Home Loan Bank stock	4,075,200	4,054,400
Restricted securities, at cost	279,000	279,000
Loans receivable	1,164,306,803	1,161,519,752
Unamortized loan origination fees, net	(1,284,342)	(1,165,148)
Allowance for loan losses	(11,496,661)	(11,078,422)
Loans receivable, net	1,151,525,800	1,149,276,182
Other real estate owned	227,531	1,437,345
Accrued interest and dividends receivable	4,354,702	4,197,708
Premises and equipment, net	28,857,528	29,578,513
Goodwill	39,347,378	39,347,378
Other intangible assets, net of amortization	3,064,830	3,614,833
Cash surrender value of life insurance	54,546,197	53,516,317
Deferred income taxes	3,876,928	5,970,282
Other assets	1,555,998	3,282,577
Total assets	$1,625,835,302	$1,640,158,560
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,317,738,045	$1,339,143,287
Short-term borrowings	5,010,175	—
Long-term borrowings	55,000,925	60,023,100
Floating rate junior subordinated debt	6,827,470	6,724,646
Advance payments by borrowers for taxes and insurance	2,366,262	2,956,441
Other liabilities	14,485,773	17,112,581
Total liabilities	1,401,428,650	1,425,960,055
Stockholders’ equity:
Common stock, $0.01 par value; 15,262,472 shares issued and outstanding at June 30, 2018 and 15,115,883 shares issued and outstanding at September 30, 2017	152,625	151,159
Preferred stock, $0.01 par value; 50,000,000 shares authorized at June 30, 2018 and September 30, 2017	—	—
Additional paid-in capital	86,569,306	85,651,391
Unearned compensation – ESOP	(4,192,308)	(4,673,761)
Retained earnings	145,268,886	134,207,368
Accumulated other comprehensive loss	(3,391,857)	(1,137,652)
Total stockholders’ equity	224,406,652	214,198,505
Total liabilities and stockholders’ equity	$1,625,835,302	$1,640,158,560
__________________________________

(1)	Financial information at September 30, 2017 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017
Interest income:
Loans receivable	$15,168,739	$12,276,095	$45,043,315	$36,749,414
Taxable investment securities	1,021,648	1,036,572	3,081,621	3,236,212
Nontaxable investment securities	3,274	4,571	9,822	13,714
Federal Home Loan Bank stock	57,813	39,913	161,744	119,432
Interest-earning deposits in other financial institutions	612,023	235,928	1,459,216	560,055
Certificates of deposit held at other financial institutions	17,079	30,953	62,714	112,357
Restricted securities	3,481	2,855	9,779	8,107
Total interest income	16,884,057	13,626,887	49,828,211	40,799,291
Interest expense:
Deposits	1,596,469	1,182,649	4,534,057	3,506,425
Borrowings	367,493	327,790	1,102,532	1,077,644
Floating rate junior subordinated debt	149,807	129,051	427,674	373,473
Total interest expense	2,113,769	1,639,490	6,064,263	4,957,542
Net interest income	14,770,288	11,987,397	43,763,948	35,841,749
Provision for loan losses	—	—	(350,000)	(900,000)
Net interest income after provision for loan losses	14,770,288	11,987,397	44,113,948	36,741,749
Noninterest income:
Service charges on deposit accounts	2,097,870	1,972,205	6,194,239	5,560,729
Bankcard fees	1,690,450	1,443,151	4,692,182	4,092,195
Gain on investment securities available for sale	—	—	1,074	247,780
Gain (loss) on sale of other assets held for sale	—	—	265,806	(38,528)
Bank owned life insurance	338,992	305,709	1,029,880	884,976
Gain on sale of loans	563,567	542,762	1,640,090	1,816,848
Brokerage commissions	216,770	185,674	552,308	576,237
Recoveries on acquired loans previously covered under FDIC-assisted acquisitions	—	—	—	250,000
Other	316,557	189,996	1,203,168	778,261
Total noninterest income	5,224,206	4,639,497	15,578,747	14,168,498
Noninterest expenses:
Salaries and employee benefits	7,049,321	6,530,408	20,429,841	18,742,656
Occupancy	1,549,444	1,156,618	4,580,138	3,699,807
Data processing	1,279,244	1,091,208	3,681,398	3,004,137
Legal and professional	293,820	384,240	834,637	1,055,985
Marketing	437,717	383,890	1,245,999	1,152,357
Federal insurance premiums and other regulatory fees	203,648	198,350	699,604	561,106
Net cost (benefit) of operations of real estate owned	8,307	18,079	(40,667)	(327,365)
Furniture and equipment	242,536	202,259	787,919	604,696
Postage, office supplies and printing	201,526	224,073	646,850	717,775
Core deposit intangible amortization expense	168,501	117,806	550,003	420,902
Merger-related expenses	843,887	131	1,770,517	131
Other	989,002	790,073	2,687,898	2,504,167
Total noninterest expenses	13,266,953	11,097,135	37,874,137	32,136,354
Income before income taxes	6,727,541	5,529,759	21,818,558	18,773,893
Income tax expense	2,081,428	2,015,909	7,525,933	6,897,581
Net income	$4,646,113	$3,513,850	$14,292,625	$11,876,312
Basic net income per share	$0.32	$0.24	$0.99	$0.83
Diluted net income per share	$0.30	$0.23	$0.94	$0.78
Weighted average number of common shares outstanding	14,544,417	14,353,082	14,490,993	14,293,859
Weighted average number of common and potential common shares outstanding	15,413,155	15,256,623	15,263,528	15,197,400

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	6/30/2018	3/31/2018	12/31/2017	9/30/2017 (1)	6/30/2017	6/30/2018	6/30/2017

Consolidated balance sheet data:
Total assets	$1,625,835	$1,653,916	$1,643,673	$1,640,159	$1,480,122	$1,625,835	$1,480,122
Cash and cash equivalents	170,899	179,401	163,143	152,338	120,144	170,899	120,144
Loans receivable, net	1,151,526	1,151,885	1,151,314	1,149,276	1,032,108	1,151,526	1,032,108
Other real estate owned	228	303	1,244	1,437	1,938	228	1,938
Securities available for sale	157,232	174,536	180,205	183,790	187,655	157,232	187,655
Transaction accounts	579,962	595,216	574,682	567,213	510,810	579,962	510,810
Total deposits	1,317,738	1,349,261	1,343,997	1,339,143	1,194,254	1,317,738	1,194,254
Borrowings	66,839	66,808	66,778	66,748	56,690	66,839	56,690
Total stockholders’ equity	224,407	221,587	218,187	214,199	212,080	224,407	212,080

Consolidated earnings summary:
Interest income	$16,884	$16,664	$16,280	$15,062	$13,626	$49,828	$40,799
Interest expense	2,114	1,978	1,973	1,762	1,639	6,064	4,957
Net interest income	14,770	14,686	14,307	13,300	11,987	43,764	35,842
Provision for loan losses	—	(350)	—	—	—	(350)	(900)
Net interest income after provision for loan losses	14,770	15,036	14,307	13,300	11,987	44,114	36,742
Noninterest income	5,224	4,963	5,391	5,070	4,639	15,579	14,168
Noninterest expense	13,267	12,735	11,870	14,386	11,096	37,874	32,136
Income tax expense	2,081	2,014	3,431	1,424	2,016	7,526	6,898
Net income	$4,646	$5,250	$4,397	$2,560	$3,514	$14,293	$11,876

Per share data:
Earnings per share – basic	$0.32	$0.36	$0.31	$0.18	$0.24	$0.99	$0.83
Earnings per share – fully diluted	$0.30	$0.34	$0.29	$0.17	$0.23	$0.94	$0.78
Cash dividends per share	$0.085	$0.080	$0.075	$0.070	$0.065	$0.240	$0.180

Weighted average basic shares	14,544	14,521	14,408	14,384	14,353	14,491	14,294
Weighted average diluted shares	15,413	15,372	15,236	15,241	15,257	15,264	15,197
Total shares outstanding	15,262	15,138	15,132	15,116	15,112	15,262	15,112

Book value per share	$14.70	$14.64	$14.42	$14.17	$14.03	$14.70	$14.03
Tangible book value per share (2)	$11.92	$11.83	$11.59	$11.33	$11.92	$11.92	$11.92
__________________________________

(1)	Financial information at and for the year ended September 30, 2017 has been derived from audited financial statements.

(2)	Non-GAAP financial measure, calculated as total stockholders' equity less goodwill and other intangible assets divided by period-end shares outstanding.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017

Loans receivable:
1-4 family residential real estate	$246,591	$246,513	$224,829	$232,040	$222,904	$246,591	$222,904
Commercial real estate	676,399	682,151	698,906	697,071	624,926	676,399	624,926
Commercial	102,936	106,099	106,669	103,673	79,695	102,936	79,695
Real estate construction	101,570	91,739	94,142	88,792	75,941	101,570	75,941
Consumer and other	36,811	37,462	38,902	39,944	40,675	36,811	40,675
Total loans receivable	$1,164,307	$1,163,964	$1,163,448	$1,161,520	$1,044,141	$1,164,307	$1,044,141

Allowance for loan losses:
Balance at beginning of period	$11,111	$11,114	$11,078	$10,800	$10,505	$11,078	$10,371
Charge-offs	(28)	(233)	(267)	(76)	(73)	(527)	(226)
Recoveries	414	580	303	354	368	1,296	1,555
Provision	—	(350)	—	—	—	(350)	(900)
Balance at end of period	$11,497	$11,111	$11,114	$11,078	$10,800	$11,497	$10,800

Nonperforming assets: (1)
Nonaccrual loans	$1,367	$1,304	$1,600	$1,661	$1,549	$1,367	$1,549
Loans delinquent 90 days or greater and still accruing	241	119	332	46	291	241	291
Total nonperforming loans	1,608	1,423	1,932	1,707	1,840	1,608	1,840
Other real estate owned	228	303	1,244	1,437	1,938	228	1,938
Total nonperforming assets	$1,836	$1,725	$3,177	$3,144	$3,778	$1,836	$3,778

Troubled debt restructuring:
Troubled debt restructurings - accruing	$3,875	$4,051	$4,368	$4,951	$5,007	$3,875	$5,007
Troubled debt restructurings - nonaccrual	373	175	90	92	107	373	107
Total troubled debt restructurings	$4,248	$4,226	$4,458	$5,043	$5,114	$4,248	$5,114
__________________________________

(1)
Loans being accounted for under purchase accounting rules which have associated accretion income established at the time of acquisition remaining to recognize, that were greater than 90 days delinquent or otherwise considered nonperforming loans at the acquisition date are excluded from this table.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017

Return on equity (annualized)	8.29%	9.56%	8.10%	4.77%	6.65%	8.65%	7.62%
Return on tangible equity (annualized) (1)	10.23%	11.86%	10.10%	5.72%	7.84%	10.73%	9.02%
Return on assets (annualized)	1.14%	1.29%	1.08%	0.67%	0.96%	1.17%	1.08%
Net interest margin (annualized)	3.98%	3.98%	3.87%	3.85%	3.60%	3.94%	3.61%
Impact of purchase accounting on net interest margin (2)	0.17%	0.23%	0.10%	0.14%	0.05%	0.16%	0.13%
Holding company tier 1 leverage ratio (3)	12.01%	11.83%	11.55%	12.05%	13.08%	12.01%	13.08%
Holding company total risk-based capital ratio (3)	16.64%	16.14%	15.90%	15.79%	17.98%	16.64%	17.98%
Bank tier 1 leverage ratio (3) (4)	11.29%	10.94%	10.57%	10.96%	12.06%	11.29%	12.06%
Bank total risk-based capital ratio (3)	15.70%	14.98%	14.61%	14.45%	16.67%	15.70%	16.67%
Effective tax rate (5)	30.94%	27.73%	43.83%	35.75%	36.46%	34.49%	36.74%
Yield on loans	5.22%	5.21%	5.10%	5.04%	4.79%	5.18%	4.84%
Cost of deposits	0.59%	0.54%	0.53%	0.50%	0.47%	0.55%	0.47%

Asset quality ratios: (6)
Allowance for loan losses as a % of total loans (7)	0.99%	0.96%	0.96%	0.96%	1.04%	0.99%	1.04%
Allowance for loan losses as a % of nonperforming loans	714.79%	780.63%	575.09%	649.13%	586.83%	714.79%	586.83%
Nonperforming assets as a % of total loans and OREO	0.16%	0.15%	0.27%	0.27%	0.36%	0.16%	0.36%
Nonperforming assets as a % of total assets	0.11%	0.10%	0.19%	0.19%	0.26%	0.11%	0.26%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.13)%	(0.12)%	(0.01)%	(0.10)%	(0.12)%	(0.09)%	(0.17)%
__________________________________

(1)	Non-GAAP financial measure, derived as net income divided by average tangible equity.

(2)	Impact on net interest margin when excluding accretion income and average balance of accretable discounts.

(3)	Current period bank and holding company capital ratios are estimated as of the date of this earnings release.

(4)
During the quarter ended September 30, 2017, a net upstream of capital was made between the bank and the holding company in the amount of $2.7 million as part of the Company's acquisition of Resurgens.

(5)
Excluding the revaluation of the Company's deferred tax asset, which resulted in additional charges to income tax expense of $40,000, $49,000, and $1.4 million during the three months ended June 30, 2018, March 31, 2018, and December 31, 2017, respectively, the Company's effective tax rate for the three months ended June 30, 2018, March 31, 2018, and December 31, 2017 was 30.3%, 27.0% and 25.7%, respectively.

(6)
Ratios for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017 include all assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition.

(7)
Excluding former CBS and Resurgens loans totaling $163.2 million, $192.0 million, $224.8 million, $254.2 million, and $154.0 million at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively, which were recorded at acquisition date fair value, the allowance approximated 1.15%, 1.15%, 1.19%, 1.22%, and 1.22%, of all other loans at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	6/30/2018			6/30/2017
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$142,559	$612	1.72%	$102,944	$236	0.92%
Certificates of deposit held at other financial institutions	4,620	17	1.48	9,021	31	1.37
FHLB common stock and other equity securities	4,075	58	5.67	3,485	40	4.58
Taxable investment securities	170,653	1,022	2.39	188,138	1,037	2.20
Nontaxable investment securities (1)	1,048	3	1.25	1,579	5	1.16
Restricted securities	279	3	4.99	279	3	4.09
Loans receivable (1)(2)(3)(4)	1,162,944	14,593	5.02	1,025,454	12,103	4.72
Accretion, net, of acquired loan discounts (5)		576	0.20		173	0.07
Total interest-earning assets	1,486,178	16,884	4.54	1,330,900	13,628	4.10
Total noninterest-earning assets	149,251			139,050
Total assets	$1,635,429			$1,469,950
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$278,553	$128	0.18%	$254,983	$104	0.16%
Bank rewarded checking	57,574	29	0.20	54,845	27	0.20
Savings accounts	67,932	7	0.04	65,036	6	0.04
Money market deposit accounts	293,017	409	0.56	240,561	178	0.30
Certificate of deposit accounts	387,921	1,023	1.06	381,863	868	0.91
Total interest-bearing deposits	1,084,997	1,596	0.59	997,288	1,183	0.47
Borrowed funds	60,014	368	2.45	50,000	328	2.62
Floating rate junior subordinated debt	6,805	150	8.81	6,668	129	7.74
Total interest-bearing liabilities	1,151,816	2,114	0.73	1,053,956	1,640	0.62
Noninterest-bearing deposits	242,184			187,354
Other noninterest-bearing liabilities	17,333			17,345
Total noninterest-bearing liabilities	259,517			204,699
Total liabilities	1,411,333			1,258,655
Total stockholders' equity	224,096			211,295
Total liabilities and stockholders' equity	$1,635,429			$1,469,950
Net interest income		$14,770			$11,988
Net interest earning assets (6)		$334,362			$276,944
Net interest rate spread (7)			3.81%			3.47%
Net interest margin (8)			3.98%			3.60%
Impact of purchase accounting on net interest margin (9)			0.17%			0.05%
Ratio of average interest-earning assets to average interest-bearing liabilities			129.03%			126.28%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion.

(5)	Accretion of accretable purchase discount on loans acquired.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)	Impact on net interest margin when excluding accretion income and average accretable discounts.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	6/30/2018			6/30/2017
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$131,770	$1,459	1.48%	$102,615	$560	0.73%
Certificates of deposit held at other financial institutions	5,785	63	1.45	11,427	112	1.31
FHLB common stock and other equity securities	4,062	162	5.31	3,413	119	4.67
Taxable investment securities	177,498	3,082	2.32	192,986	3,236	2.24
Nontaxable investment securities (1)	1,056	10	1.24	1,588	14	1.15
Restricted securities	279	10	4.67	279	8	3.87
Loans receivable (1)(2)(3)(4)	1,160,135	43,332	4.98	1,011,408	35,495	4.68
Accretion and amortization of acquired loan discounts (5)		1,710	0.20		1,255	0.17
Total interest-earning assets	1,480,585	49,828	4.49	1,323,716	40,799	4.11
Total noninterest-earning assets	153,537			136,939
Total assets	$1,634,122			$1,460,655
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$277,661	$376	0.18%	$252,401	$283	0.15%
Bank rewarded checking	55,600	83	0.20	53,409	78	0.19
Savings accounts	66,995	20	0.04	63,302	19	0.04
Money market deposit accounts	289,970	1,055	0.49	251,773	567	0.30
Certificate of deposit accounts	401,908	3,000	1.00	381,010	2,559	0.90
Total interest-bearing deposits	1,092,134	4,534	0.55	1,001,895	3,506	0.47
Borrowed funds	60,021	1,102	2.45	50,004	1,078	2.87
Floating rate junior subordinated debt	6,771	428	8.42	6,634	373	7.51
Total interest-bearing liabilities	1,158,926	6,064	0.70	1,058,533	4,957	0.62
Noninterest-bearing deposits	237,589			178,159
Other noninterest-bearing liabilities	17,339			16,087
Total noninterest-bearing liabilities	254,928			194,246
Total liabilities	1,413,854			1,252,779
Total stockholders' equity	220,268			207,876
Total liabilities and stockholders' equity	$1,634,122			$1,460,655
Net interest income		$43,764			$35,842
Net interest earning assets (6)		$321,659			$265,183
Net interest rate spread (7)			3.79%			3.49%
Net interest margin (8)			3.94%			3.61%
Impact of purchase accounting on net interest margin (9)			0.16%			0.13%
Ratio of average interest-earning assets to average interest-bearing liabilities			127.75%			125.05%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion.

(5)	Accretion of accretable purchase discount on loans acquired.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)	Impact on net interest margin when excluding accretion income and average accretable discounts.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Reconciliation of Non-GAAP Measures (unaudited)
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Charter Financial management uses non-GAAP financial measures, including tangible book value per share, tangible common equity ratio, and return on average tangible equity, in its analysis of the Company's performance. Tangible book value per share excludes the following from book value per share: the balance of goodwill and other intangible assets. Tangible common equity ratio excludes the following from total equity to total assets: the balance of goodwill and other intangible assets in both total equity and total assets. Return on average tangible equity excludes the following from return on average equity: the average balance of goodwill and other intangible assets.
Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

	For the Quarters Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Tangible Book Value Per Share
Book value per share	$14.70	$14.64	$14.42	$14.17	$14.03
Effect to adjust for goodwill and other intangible assets	(2.78)	(2.81)	(2.83)	(2.84)	(2.11)
Tangible book value per share (Non-GAAP)	$11.92	$11.83	$11.59	$11.33	$11.92

Tangible Common Equity Ratio
Total equity to total assets	13.80%	13.40%	13.27%	13.06%	14.33%
Effect to adjust for goodwill and other intangible assets	(2.31)	(2.29)	(2.31)	(2.34)	(1.90)
Tangible common equity ratio (Non-GAAP)	11.49%	11.11%	10.96%	10.72%	12.43%

Return On Average Tangible Equity
Return on average equity	8.29%	9.56%	8.10%	4.77%	6.65%
Effect to adjust for goodwill and other intangible assets	1.94	2.30	2.00	0.95	1.19
Return on average tangible equity (Non-GAAP)	10.23%	11.86%	10.10%	5.72%	7.84%

	For the Nine Months Ended
	6/30/2018	6/30/2017
Tangible Book Value Per Share
Book value per share	$14.70	$14.03
Effect to adjust for goodwill and other intangible assets	(2.78)	(2.11)
Tangible book value per share (Non-GAAP)	$11.92	$11.92

Tangible Common Equity Ratio
Total equity to total assets	13.80%	14.33%
Effect to adjust for goodwill and other intangible assets	(2.31)	(1.90)
Tangible common equity ratio (Non-GAAP)	11.49%	12.43%

Return On Average Tangible Equity
Return on average equity	8.65%	7.62%
Effect to adjust for goodwill and other intangible assets	2.08	1.40
Return on average tangible equity (Non-GAAP)	10.73%	9.02%